As filed with the Securities and Exchange Commission on December 15, 2011

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Zynga Inc.

(Exact name of Registrant as specified in its charter)

Delaware	42-1733483
(State or other jurisdiction of Incorporation or organization)	(I.R.S. Employer Identification No.)

699 Eighth Street

San Francisco, CA 94103

(855) 449-9642

(Address of principal executive offices) (Zip code)

2011 Equity Incentive Plan

2011 Employee Stock Purchase Plan

2007 Equity Incentive Plan

(Full title of the plan)

David M. Wehner

Zynga Inc.

699 Eighth Street

San Francisco, CA 94103

(855) 449-96420

(Name and address of agent for service) (Telephone number, including area code, of agent for service)

Copies to:

Eric C. Jensen Kenneth L. Guernsey John T. McKenna Cooley LLP 101 California Street, 5th Floor San Francisco, CA 94111 (415) 693-2000	Reginald D. Davis Karyn R. Smith Devang S. Shah Zynga Inc. 699 Eighth Street San Francisco, CA 94103 (855) 449-9642

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Class A common stock, par value $0.00000625 per share
---2011 Equity Incentive Plan	45,616,560(2)	$10.00(7)	$456,165,600.00	$52,276.58
---2011 Employee Stock Purchase Plan	8,500,000(3)	$8.50(8)	$72,250,000.00	$8,279.85
---2007 Equity Incentive Plan	209,666,015(4)	$— (9)	$—	$—
Class B common stock, par value $0.00000625 per share
---2007 Equity Incentive Plan (options)	104,264,958(5)	$0.66573(10)	$69,412,310.49	$7,954.65
---2007 Equity Incentive Plan (ZSUs)	105,401,057(6)	$10.00(7)	$1,054,010,570.00	$120,789.61
TOTAL:	473,448,590		$1,651,838,480.49	$189,300.69

(1)	Pursuant to Rule 416(a) of the Securities Act of 1933, as amended, this Registration Statement shall also cover any additional shares of the Registrant’s Class A or Class B common stock that become issuable under the 2011 Equity Incentive Plan (“2011 Plan”), 2011 Employee Stock Purchase Plan (“2011 ESPP”) and 2007 Equity Incentive Plan (“2007 Plan”) by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without receipt of consideration that increases the number of the Registrant’s outstanding shares of Class A or Class B common stock.
(2)	Shares of Class A common stock reserved for issuance under the 2011 Plan consist of (a) 42,500,000 shares of Class A common stock reserved for future issuance under the 2011 Plan plus (b) 3,116,560 shares of Class A common stock previously reserved but unissued under the 2007 Plan that are now available for future issuance under the 2011 Plan. To the extent outstanding awards under the 2007 Plan are forfeited or lapse unexercised and would otherwise have been returned to the share reserve under the 2007 Plan, the shares of Class B common stock subject to such awards instead will be available for future issuance as Class A common stock under the 2011 Plan, subject to certain limitations. See footnote 4 below.
(3)	Represents shares of Class A common stock reserved for future issuance under the 2011 ESPP.
(4)	Represents Class A common stock issuable upon conversion of Class B common stock underlying options and restricted stock units, or ZSUs, outstanding under the 2007 Plan as of the date of this Registration Statement. See footnote 2 above.
(5)	Represents shares of Class B common stock reserved for issuance pursuant to stock option awards outstanding under the 2007 Plan as of the date of this Registration Statement. Any such shares of Class B common stock that are subject to stock option awards under the 2007 Plan that expire, are forfeited or lapse unexercised and would otherwise have been returned to the share reserve under the 2007 Plan will be available for issuance as Class A common stock under the 2011 Plan. See footnote 2 above.
(6)	Represents shares of Class B common stock reserved for issuance pursuant to ZSUs outstanding under the 2007 Plan as of the date of this Registration Statement. Any such shares of Class B common stock that are subject to ZSUs under the 2007 Plan that do not vest and lapse unissued and would otherwise have been returned to the share reserve under the 2007 Plan will be available for issuance as Class A common stock under the 2011 Plan. See footnote 2 above.
(7)	Estimated in accordance with Rule 457(h) solely for the purpose of calculating the registration fee based on the initial public offering price of $10.00.
(8)	Estimated in accordance with Rule 457(h) solely for the purpose of calculating the registration fee based on 85% of the initial public offering price of $10.00. Pursuant to the 2011 ESPP, which plan is incorporated by reference herein, the purchase price of the shares of Class A common stock to be issued thereunder will be 85% of the lower of the fair market value of the Class A common stock on the first trading day of the offering period or on the last day of the offering period.
(9)	Pursuant to Rule 457(i), there is no fee associated with the registration of shares of Class A common stock issuable upon conversion of shares of any Class B common stock (a convertible security) being registered under this Registration Statement because no additional consideration will be received in connection with the conversion of shares of Class B common stock.
(10)	Estimated in accordance with Rule 457(h) solely for the purpose of calculating the registration fee. The price of $0.66573 per share represents the weighted average of the exercise prices for outstanding options.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.	INCORPORATION OF DOCUMENTS BY REFERENCE

The following documents filed by Zynga Inc. (the “Registrant”) with the Securities and Exchange Commission are incorporated by reference into this Registration Statement:

1. The Registrant’s prospectus filed on December 15, 2011 under the Securities Act of 1933, as amended (the “Securities Act”), contained in the Registration Statement on Form S-1 (File No. 333-175298), which contains audited financial statements for the Registrant’s latest fiscal year for which such statements have been filed.

2. The description of the Registrant’s Class A common stock which is contained in the Registrant’s Registration Statement on Form 8-A filed on December 9, 2011 (File No. 001-35375) under the Exchange Act of 1934, as amended (the “Exchange Act”), including any amendment or report filed for the purpose of updating such description.

3. All documents, reports and definitive proxy or information statements filed by the Registrant pursuant to Sections 13(a),
13(c), 14 and 15(d) of the Exchange Act (other than Current Reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits furnished on such form that relate to such items) on or after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document that also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.	DESCRIPTION OF SECURITIES

See the description of the Registrant’s Class B common stock contained in the Registrant’s Registration Statement on Form S-1 (File No. 333-175298).

ITEM 5.	INTERESTS OF NAMED EXPERTS AND COUNSEL

Not applicable.

ITEM 6.	INDEMNIFICATION OF DIRECTORS AND OFFICERS

Section 145 of the Delaware General Corporation Law authorizes a court to award, or a corporation’s board of directors to grant, indemnity to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities, including reimbursement for expenses incurred, arising under the Securities Act. The Registrant’s amended and restated certificate of incorporation provides for indemnification of the Registrant’s directors, officers, employees and other agents to the maximum extent permitted by the Delaware General Corporation Law, and the Registrant’s amended and restated bylaws provide for indemnification of the Registrant’s directors, officers, employees and other agents to the maximum extent permitted by the Delaware General Corporation Law.

The Registrant has entered into indemnification agreements with the Registrant’s directors and officers, whereby the Registrant has agreed to indemnify the Registrant’s directors and officers to the fullest extent permitted by law, including advancement of expenses incurred in legal proceedings to which the director or officer was, or is threatened to be made, a party by reason of the fact that such director or officer is or was a director, officer, employee or agent of the Registrant, provided that such director or officer acted in good faith and in a manner that the director or officer reasonably believed to be in, or not opposed to, the best interest of the Registrant. At present, there is no pending litigation or proceeding involving a director or officer of the Registrant regarding which indemnification is sought, nor is the registrant aware of any threatened litigation that may result in claims for indemnification.

The Registrant maintains insurance policies that indemnify the Registrant’s directors and officers against various liabilities arising under the Securities Act and the Exchange Act that might be incurred by any director or officer in his capacity as such.

ITEM 7.	EXEMPTION FROM REGISTRATION CLAIMED.

Not applicable.

ITEM 8.	EXHIBITS

Exhibit Number	Description

4.1(1)	Amended and Restated Certificate of Incorporation of Zynga Inc.

4.2(2)	Amended and Restated Bylaws of the Zynga Inc.

4.3(3)	Form of Zynga Inc. Class A Common Stock Certificate.

4.4	Form of Zynga Inc. Class B Common Stock Certificate.

4.5(4)	Zynga Inc. 2007 Equity Incentive Plan.

4.6(5)	Forms of Stock Option Agreement and Stock Option Exercise Agreement under 2007 Equity Incentive Plan.

4.7(6)	Forms of Notice of Restricted Stock Unit Award and Restricted Stock Unit Agreement under 2007 Equity Incentive Plan.

4.8(7)	Zynga Inc. 2011 Equity Incentive Plan.

4.9(8)	Forms of Stock Option Grant Notice and Option Agreement under 2011 Equity Incentive Plan.

4.10(9)	Forms of Restricted Stock Unit Grant Notice and Restricted Stock Unit Agreement under 2011 Equity Incentive Plan.

4.11(10)	Zynga Inc. 2011 Employee Stock Purchase Plan.

5.1	Opinion of Cooley LLP.

23.1	Consent of Cooley LLP (included in Exhibit 5.1).

23.2	Consent of Independent Registered Public Accounting Firm.

24.1	Power of Attorney (included on the signature page of this Form S-8).

(1)	Previously filed as Exhibit 3.2 to the Registrant’s Registration Statement on Form S-1/A (File No. 333-175298), filed with the Commission on November 17, 2011, and incorporated by reference herein.
(2)	Previously filed as Exhibit 3.4 to the Registrant’s Registration Statement on Form S-1/A (File No. 333-175298), filed with the Commission on November 17, 2011, and incorporated by reference herein.
(3)	Previously filed as Exhibit 4.1 to the Registrant’s Registration Statement on Form S-1/A (File No. 333-175298), filed with the Commission on November 4, 2011, and incorporated by reference herein.
(4)	Previously filed as Exhibit 10.2 to the Registrant’s Registration Statement on Form S-1/A (File No. 333-175298), filed with the Commission on November 4, 2011, and incorporated by reference herein.
(5)	Previously filed as Exhibit 10.3 to the Registrant’s Registration Statement on Form S-1/A (File No. 333-175298), filed with the Commission on November 17, 2011, and incorporated by reference herein.
(6)	Previously filed as Exhibit 10.26 to the Registrant’s Registration Statement on Form S-1/A (File No. 333-175298), filed with the Commission on November 17, 2011, and incorporated by reference herein.
(7)	Previously filed as Exhibit 10.4 to the Registrant’s Registration Statement on Form S-1/A (File No. 333-175298), filed with the Commission on November 17, 2011, and incorporated by reference herein.
(8)	Previously filed as Exhibit 10.5 to the Registrant’s Registration Statement on Form S-1/A (File No. 333-175298), filed with the Commission on November 17, 2011, and incorporated by reference herein.
(9)	Previously filed as Exhibit 10.27 to the Registrant’s Registration Statement on Form S-1/A (File No. 333-175298), filed with the Commission on November 17, 2011, and incorporated by reference herein.
(10)	Previously filed as Exhibit 10.20 to the Registrant’s Registration Statement on Form S-1/A (File No. 333-175298), filed with the Commission on December 2, 2011, and incorporated by reference herein.

ITEM 9.	UNDERTAKINGS

A. The undersigned Registrant hereby undertakes:

1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (A)(1)(i) and (A)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

2. That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Francisco, State of California, on this 15th of December, 2011.

ZYNGA INC.

By:	/s/ Mark Pincus
Mark Pincus
Chief Executive Officer and Chairman

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints David M. Wehner and Reginald D. Davis, and each or any one of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Mark Pincus Mark Pincus	Chief Executive Officer and Chairman (Principal Executive Officer)	December 15, 2011

/s/ David M. Wehner David M. Wehner	Chief Financial Officer (Principal Financial Officer)	December 15, 2011

/s/ Mark Vranesh Mark Vranesh	Chief Accounting Officer (Principal Accounting Officer)	December 15, 2011

/s/ William “Bing” Gordon William “Bing” Gordon	Director	December 15, 2011

/s/ Reid Hoffman Reid Hoffman	Director	December 15, 2011

/s/ Jeffrey Katzenberg Jeffrey Katzenberg	Director	December 15, 2011

/s/ Stanley J. Meresman Stanley J. Meresman	Director	December 15, 2011

/s/ Sunil Paul Sunil Paul	Director	December 15, 2011

/s/ John Schappert John Schappert	Director	December 15, 2011

/s/ Owen Van Natta Owen Van Natta	Director	December 15, 2011

EXHIBIT INDEX

Exhibit Number	Description

4.1(1)	Amended and Restated Certificate of Incorporation of Zynga Inc.

4.2(2)	Amended and Restated Bylaws of the Zynga Inc.

4.3(3)	Form of Zynga Inc. Class A Common Stock Certificate.

4.4	Form of Zynga Inc. Class B Common Stock Certificate.

4.5(4)	Zynga Inc. 2007 Equity Incentive Plan.

4.6(5)	Forms of Stock Option Agreement and Stock Option Exercise Agreement under 2007 Equity Incentive Plan.

4.7(6)	Forms of Notice of Restricted Stock Unit Award and Restricted Stock Unit Agreement under 2007 Equity Incentive Plan.

4.8(7)	Zynga Inc. 2011 Equity Incentive Plan.

4.9(8)	Forms of Stock Option Grant Notice and Option Agreement under 2011 Equity Incentive Plan.

4.10(9)	Forms of Restricted Stock Unit Grant Notice and Restricted Stock Unit Agreement under 2011 Equity Incentive Plan.

4.11(10)	Zynga Inc. 2011 Employee Stock Purchase Plan.

5.1	Opinion of Cooley LLP.

23.1	Consent of Cooley LLP (included in Exhibit 5.1).

23.2	Consent of Independent Registered Public Accounting Firm.

24.1	Power of Attorney (included on the signature page of this Form S-8).

(1)	Previously filed as Exhibit 3.2 to the Registrant’s Registration Statement on Form S-1/A (File No. 333-175298), filed with the Commission on November 17, 2011, and incorporated by reference herein.
(2)	Previously filed as Exhibit 3.4 to the Registrant’s Registration Statement on Form S-1/A (File No. 333-175298), filed with the Commission on November 17, 2011, and incorporated by reference herein.
(3)	Previously filed as Exhibit 4.1 to the Registrant’s Registration Statement on Form S-1/A (File No. 333-175298), filed with the Commission on November 4, 2011, and incorporated by reference herein.
(4)	Previously filed as Exhibit 10.2 to the Registrant’s Registration Statement on Form S-1/A (File No. 333-175298), filed with the Commission on November 4, 2011, and incorporated by reference herein.
(5)	Previously filed as Exhibit 10.3 to the Registrant’s Registration Statement on Form S-1/A (File No. 333-175298), filed with the Commission on November 17, 2011, and incorporated by reference herein.

(6)	Previously filed as Exhibit 10.26 to the Registrant’s Registration Statement on Form S-1/A (File No. 333-175298), filed with the Commission on November 17, 2011, and incorporated by reference herein.
(7)	Previously filed as Exhibit 10.4 to the Registrant’s Registration Statement on Form S-1/A (File No. 333-175298), filed with the Commission on November 17, 2011, and incorporated by reference herein.
(8)	Previously filed as Exhibit 10.5 to the Registrant’s Registration Statement on Form S-1/A (File No. 333-175298), filed with the Commission on November 17, 2011, and incorporated by reference herein.
(9)	Previously filed as Exhibit 10.27 to the Registrant’s Registration Statement on Form S-1/A (File No. 333-175298), filed with the Commission on November 17, 2011, and incorporated by reference herein.
(10)	Previously filed as Exhibit 10.20 to the Registrant’s Registration Statement on Form S-1/A (File No. 333-175298), filed with the Commission on December 2, 2011, and incorporated by reference herein.